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                                                                    EXHIBIT 99.1


FreeMarkets Announces Definitive Agreement to Acquire iMark.com

         Acquisition adds eMarketplace for surplus equipment and inventory to FreeMarkets(R)B2B eMarketplace

         PITTSBURGH, PA -- March 15, 2000 -- FreeMarkets, Inc. (NASDAQ: FMKT) the world's leading B2B eMarketplace, today announced that it has signed a definitive agreement to acquire iMark.com, Inc., a privately-held business-to-business online marketplace for surplus equipment and inventory based in Austin, Texas. The FreeMarkets(R) Online Asset Marketplace and the iMark.com Internet marketplace will be combined to form the FreeMarkets Surplus Asset eMarketplace, which will feature a global network of buyers and sellers that includes over 20,000 registered users, $265 million in posted assets and over $28 million in asset sales to date.

         Under the terms of the agreement, 1,750,000 shares and options to acquire shares of FreeMarkets common stock will be exchanged for all outstanding shares, options and warrants in iMark.com. The acquisition will be accounted for as a purchase and is expected to close by March 31, 2000. At closing, which is subject to customary conditions, iMark.com will become a wholly-owned subsidiary of FreeMarkets. The definitive agreement has been unanimously approved by both companies' boards. Shareholders owning approximately 88% of iMark.com's capital stock have agreed to vote in favor of the transaction.

         The acquisition positions FreeMarkets as a leader in the emerging B2B online surplus asset space. Industry analysts estimate that the worldwide market for surplus equipment and inventory is approximately $300 billion annually. FreeMarkets' client base of large purchasing organizations generates substantial amounts of surplus equipment and inventory. Today, most of these assets are sold offline. This acquisition enhances FreeMarkets' ability to leverage its client base as large industrial companies increasingly turn to the Internet to sell their surplus equipment and inventory.

         "Global 1000 clients who use our B2B eMarketplace for purchasing also have the need to sell surplus equipment and inventory," said Glen Meakem, chairman and CEO of FreeMarkets. "Our unique combination of auction technology and market making services addresses this need and creates a powerful network effect. By teaming with iMark.com, we can leverage our overall market position and blue-chip client relationships, as well as iMark.com's top-tier management, expertise in online asset recovery, best-in-class, patent-pending technology and range of value-added asset recovery services, to capitalize on this enormous market opportunity."

         "We are pleased to be joining the FreeMarkets team," said Brian Magierski, co-founder and CEO of iMark.com. "FreeMarkets is the leading B2B eMarketplace and we are excited about becoming a part of it. We believe that buyers and sellers of surplus assets will benefit from the enhanced liquidity and value that this combination will provide."

         Features of the FreeMarkets Surplus Asset eMarketplace will include:

         Full-Service Auctions. Real-time, Web-based auctions, along with market making services such as detailed specification of posted assets and buyer research and recruitment.


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         Self-Service Exchange. A 24x7 Web exchange where sellers will be able to post surplus equipment and inventory, and buyers will be able to view and compete to purchase this equipment and inventory. Buyers and sellers will be able to communicate and close deals according to flexible time tables.

         FreeMarkets Surplus Asset Portal Solution. Web technology that will allow FreeMarkets to create co-branded web portals for surplus equipment and inventory on behalf of large and medium-sized businesses as well as governmental organizations. Sellers will be able to post surplus equipment and inventory on their own portals for efficient transfer within their own organizations. These postings can also be mirrored to the FreeMarkets Surplus Asset eMarketplace.

         Value-added services, including leasing services, transportation and rigging services and investment recovery services.

         Complete customer support required to successfully manage the trading of high-value surplus equipment and inventory, including technical operations, market making services and call center support to buyers and sellers in over 30 languages.

The 70-person iMark.com team will join the FreeMarkets asset marketplace team. The FreeMarkets Surplus Asset eMarketplace will be headed by Mr. Magierski, who has been named a vice president of FreeMarkets. Douglas Hibberd, iMark.com's chief technology officer has also been named a vice president of FreeMarkets.

iMark.com launched its website in September 1999 and did not generate material revenues in 1999. The combination is expected to add to FreeMarkets' revenues and anticipated cash losses in 2000 and to result in one-time non-cash charges in the first quarter of 2000, as well as substantial ongoing non-cash charges related to the amortization of the goodwill associated with the purchase.

         About FreeMarkets

         FreeMarkets is the world's leading B2B eMarketplace, with online auction markets for industrial parts, raw materials, commodities and services. The Company created online auctions for over $2.7 billion worth of purchase orders in 1999 and nearly $1.0 billion worth of purchase orders in 1998. Since 1995, FreeMarkets has created online auctions for products in more than 70 supply verticals, including injection molded plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal. More than 3,000 suppliers from over 45 countries have participated in the FreeMarkets B2B eMarketplace. FreeMarkets provides access to its eMarketplace to industrial buyers and suppliers. The FreeMarkets B2B eMarketplace includes industry-leading online auction technology, technical operations, market making services, access to a global database of suppliers and supplier research, call center support to buyers and suppliers in over 30 languages, and marketplace rules. The Company's current clients include The Commonwealth of Pennsylvania, United Technologies Corporation, The Quaker Oats Company, Owens Corning, Eaton Corporation, Emerson Electric Company, FirstEnergy Corp., SmithKline Beecham plc, Navistar International and Delphi Automotive Systems Corporation. FreeMarkets can be found on the Web at www.freemarkets.com. FreeMarkets is a registered trademark of FreeMarkets, Inc.


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         About iMark.com

         iMark.com is a business-to-business Internet marketplace for the exchange of used equipment. iMark.com brings together buyers and sellers in a fair and neutral marketplace, and offers services associated with buying and selling equipment, including Leasing Services, Transportation & Rigging Services, and Investment Recovery Services. iMark.com improves the speed and efficiency of the used equipment market. iMark.com ActiveLead(TM) for sellers and iMark.com ActiveSearch(TM) for buyers can reduce the sales cycle from several months to a few days. iMark.com serves Fortune 1000 companies, large and small manufacturers, OEMs, leasing companies and used equipment dealers - anybody with an interest in finding or selling used equipment. iMark.com can be found on the Web at www.imark.com.

         Forward-looking statements

         Statements in this press release that are not historical facts, including those statements that refer to FreeMarkets' plans, prospects, expectations, strategies, intentions, hopes and beliefs, are forward-looking statements. These forward-looking statements are based on information available to FreeMarkets today, and FreeMarkets assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, market acceptance of our online auction marketplace, the competitive nature of the market for business-to-business online auction services, FreeMarkets' ability to retain and increase revenue from existing clients and to execute agreements with new clients, FreeMarkets' ability to attract and retain qualified personnel, the size of the market for used equipment and surplus inventory, the demand for online auction and other asset recovery services by buyers and suppliers, and FreeMarkets' ability to successfully integrate iMark.com. Risk factors are described in more detail in FreeMarkets' prospectus dated December 9, 1999, which is included as part of its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.